EXHIBIT I

                     DIRECTORS AND EXECUTIVE OFFICERS
                       OF SBC COMMUNICATIONS INC.

     The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of SBC Communications Inc. ("SBC") is set forth below. The business address of each director and executive officer is SBC Communications Inc., 175 East Houston, San
Antonio, TX 78205, unless otherwise noted. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.

Name                        Present Principal Occupation or Employment

                                            Directors

Edward E. Whitacre, Jr.    Chairman of the Board and Chief
                           Executive Officer
Royce S. Caldwell          President - SBC Operations
Clarence C. Barksdale      Vice Chairman, Board of Trustees,
                           Washington University
James E. Barnes            Chairman of the Board, President and
                           Chief Executive Officer, MAPCO Inc.,
                           Retired
August A. Busch, III       Chairman of the Board and President,
                           Anheuser-Busch Companies, Inc.
Ruben R. Cardenas          Partner, Cardenas, Whitis & Stephen,
                           L.L.P., Attorneys
William P. Clark           Chief Executive Officer, Clark Company
Martin K. Eby, Jr.         Chairman of the Board and Chief
                           Executive Officer, The Eby Corporation
Herman E. Gallegos         Independent Management Consultant
Jess T. Hay                Chairman, HCB Enterprises Inc.; Chairman
                           of the Texas Foundation for Higher Education
Bobby R. Inman             United States Navy, Retired
Charles F. Knight          Chairman and Chief Executive Officer,
                           Emerson Electric Co.
Mary S. Metz               President, S. H. Cowell Foundation
Toni Rembe                 Partner, Pillsbury Madison & Sutro LLP
S. Donley Ritchey          Managing Partner, Alpine Partners
Joyce M. Roche             Independent Consultant
Richard M. Rosenberg       Chairman and Chief Executive Officer
                           (Retired), BankAmerica Corporation
Carlos Slim Helu           Chairman of the Board, Telefonos de
                           Mexico, S.A. de C.V.

                                            Advisory Director

Gilbert F. Amelio          President and Founder, AmTech, LLC



                         Exhibit I - Page 1 of 2

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Name                        Present Principal Occupation or Employment

                                            Executive Officers

Edward E. Whitacre, Jr.    Chairman of the Board and Chief
                           Executive Officer
Royce S. Caldwell          President - SBC Operations
James W. Callaway          Group President - SBC Services
Cassandra C. Carr          Senior Executive Vice President -
                           External Affairs
James D. Ellis             Senior Executive Vice President and
                           General Counsel
Charles F. Foster          Group President - SBC
Karen E. Jennings          Senior Executive Vice President - Human
                           Resources
James S. Kahan             Senior Executive Vice President -
                           Corporate Development
Donald E. Kiernan          Senior Executive Vice President, Chief
                           Financial Officer and Treasurer
Edward A. Mueller          President - SBC International Operations
Stanley T. Sigman          Group President - SBC National
                           Operations



                     Exhibit I - Page 2 of 2